Exhibit 16.1

November 24, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Securities & Exchange Commission
1961 Stout Street
Denver, CO 80294

Dear Sirs/Madams:

We have read Item 4.01 of America First Multifamily Investors, L.P.’s Form 8-K dated
November 24, 2015, and we agree with the statement made therein.

Yours truly,